UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2005

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2005, Digene Corporation entered into an Employment Agreement and a Change in Control Employment Agreement with Vincent J. Napoleon, Digene’s Senior Vice President, General Counsel and Secretary. Both the Employment Agreement and the Change in Control Employment Agreement are substantially similar to the Employment Agreements and Change in Control Employment Agreements that Digene previously entered into with its senior executive officers other than its Chief Executive Officer and President.

Pursuant to the Employment Agreement, Mr. Napoleon is entitled to receive a base salary of $250,000 per year, subject to adjustment by the Compensation Committee of the Board of Directors, and an annual cash bonus granted under Digene’s incentive compensation plan and to participate in other benefit plans, including stock option plans, made available generally to employees of a similar status and with similar qualifications. In addition, the Employment Agreement provides for certain severance benefits if Mr. Napoleon is terminated without "justifiable cause" (as defined in the Agreement) as well as certain death and disability benefits. The Employment Agreement also contains restrictive covenants pursuant to which Mr. Napoleon has agreed not to disparage Digene for five years after termination and not to compete with Digene for one year after termination. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the form of Employment Agreement, which is Exhibit 10.3 to Digene's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and is incorporated herein by reference.

Pursuant to the Change in Control Employment Agreement, in the event of a change in control of the Company (as defined in the Agreement), Mr. Napoleon will, for a period of two years, continue in the position he held prior to the change in control and will receive compensation and benefits from the Company at least equal to those paid to him prior to the change in control. The Agreement further provides that if, within two years following a change in control, his employment is terminated under certain conditions he will become entitled to additional payments and benefits. The foregoing description of the Change in Control Employment Agreement is not complete and is qualified in its entirety by reference to the form of Change in Control Employment Agreement, which is Exhibit 10.5 to Digene's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

January 26, 2005	By:	/s/Charles M. Fleischman

Name: Charles M. Fleischman
Title: President, Chief Operating Officer and Chief Financial Officer